
BLACKOUT
EST.
2018
COFFEE CO.

blackoutcoffeeco • Follow

blackoutcoffeeco Here's a glimpse at our new facility. It's all coming together. It will be a huge step forward for your favorite American coffee company.

If you would like to reserve shares in a possible future StartEngine opportunity, please visit www.startengine.com/blackoutcoffee

#blackoutcoffee #startengine #madeintheusa

1w

topherroaster Great things coming!

1w Reply

jdiamatti Hell yeah.

1w Reply

specopstoolgear Love this fuel. BREWTAL AWAKENING whole beans every single morning 💪💪🇺🇸 seriously the BEST coffee ever and I am a black coffee lover! Thank you for your support of our veterans and our values.

1w 2 likes Reply

109 likes

January 17

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BLACKOUT COFFEE CO.
start engine
NEW OPPORTUNITY
RESERVE YOUR SHARES TODAY!

blackoutcoffeeco • Follow

blackoutcoffeeco Hello, my name is John and I'm the CEO of Blackout Coffee Co.

We've had a tremendous year full of absolutely impressive growth that we will be discussing in the upcoming weeks together. As we grow, we stay committed to the core conservative American Values of Duty, Family and Rights. We are also staying fully committed to making premium coffee roasts that will intrigue your taste buds every single morning! We ship them within days of roasting so that they get to your house at the peak of freshness. We dare you to find a coffee on the store shelf that compares with this.

Today I am proud to announce that we are returning to StartEngine! If you missed out on our last campaign we would like to invite you to start off in a proactive way and make a reservation for shares in our company!

We had nearly 3,400 investors already from our previous campaign, we would love to have you reserve your spot in the Blackout family!

GO TO WWW.STARTENGINE.COM/BLACKOUTCOFFEE TO RESERVE YOUR SHARES NOW! IT'S NON-BINDING AND NO PAYMENT IS REQUIRED.

Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No

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start engine
BLACKOUT COFFEE CO.
NEW OPPORTUNITY
COMING SOON
RESERVE YOUR SHARES TODAY!
STARTENGINE.COM/BLACKOUTCOFFEE
MORNING REAPER
SMOOTH FINISH

blackoutcoffeeco • Follow

blackoutcoffeeco We're Back!!

In February 2023 we embarked on a bold leap of faith - we launched our first investment campaign on StartEngine. We weren't exactly sure what was going to happen, but within minutes our campaign soared out of the gate! We hit our initial offering max of $1,235,000 in just 5 days after launching. It was an incredible experience. At that point, we decided to extend the opportunity and by the end we raised approx. $3 million from nearly 3,400 investors.

Since then, we have started building our new manufacturing facility which is 7 times larger than the space we currently use. We now have over 11,000 coffee subscribers. We're about to launch two new product lines and our audience is growing at a highly-caffeinated rate! It's been a good year.

And now we are thrilled to announce that you can reserve shares in Blackout Coffee. That should get your blood pumping as you sip on your morning cup of Freedom Nectar!

We have created a Reservation Page where you can reserve shares in our company! Our last campaign was a huge success and moved quickly.

Go to www.startengine.com/blackoutcoffee to reserve your shares today!

45 likes

January 12

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NOW OVER
$450K
ALREADY RESERVED
BLACKOUT
COFFEE CO.
MAKE
AMERICA
AWAKE
AGAIN
MADE IN USA

blackoutcoffeeco • Follow

blackoutcoffeeco Reserve your shares now! www.startengine.com/blackoutcoffee Non-Binding. No Payment Required!

2d

25 likes

2 days ago

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BLACKOUT COFFEE CO.
BIG ANNOUNCEMENT!
BREAKING NEWS
A NEW OPPORTUNITY IS COMING SOON!
start engine
BLACKOUT COFFEE CO.
MAKE AMERICA AWAKE AGAIN
STARTENGINE.COM/BLACKOUTCOFFEE

blackoutcoffeeco • Follow

blackoutcoffeeco We're Back!!

In February 2023 we embarked on a bold leap of faith - we launched our first investment campaign on StartEngine. We weren't exactly sure what was going to happen, but within minutes our campaign soared out of the gate! We hit our initial offering max of $1,235,000 in just 5 days after launching. It was an incredible experience. At that point, we decided to extend the opportunity and by the end we raised approx. $3 million from nearly 3,400 investors.

Since then, we have started building our new manufacturing facility which is 7 times larger than the space we currently use. We now have over 11,000 coffee subscribers. We're about to launch two new product lines and our audience is growing at a highly-caffeinated rate! It's been a good year.

And now we are thrilled to announce that you can reserve shares in Blackout Coffee. That should get your blood pumping as you sip on your morning cup of Freedom Nectar!

We have created a Reservation Page where you can reserve shares in our company! Our last campaign was a huge success and moved quickly.

Go to StartEngine.com/BlackoutCoffee and Reserve Your Shares!

82 likes

January 9

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Screenshot

BLACKOUT COFFEE CO. start engine



BLACKOUT COFFEE CO.

NEW OPPORTUNITY

RESERVE YOUR SHARES TODAY!

WE'RE BACK ON STARTENGINE!

After a wildly successful investment campaign and nearly 3,400 new owners in our company, we are considering a new opportunity on StartEngine.

The best thing to do is sign up for our investment newsletter (below) so you don't miss any big announcements.

At the bottom of this page you'll find the link to our Reservation Page on StartEngine where you can begin reserving shares in our company.

Thank you Blackout family for all of your support. We look forward to growing even more!


BE AWAKE
NOT WOKE
GET SOME COFFEE WITH VALUES!
NEW OPPORTUNITY COMING SOON.
start engine
BLACKOUT COFFEE CO.
PITCH BLACK ESPRESSO
MORNING REAPER
SMOOTH FINISH

A NEW OPPORTUNITY TO BE A PART OF THIS AMERICAN COFFEE COMPANY!

We believe in community and we encourage it in our business. That's why we originally created the opportunity to invest and become an owner of Blackout Coffee back in February of last year. By the end of the campaign, we had raised $3 million from over 3,450 investors! It was something special.

Even more exciting is the news we just recently announced: Blackout Coffee is returning to StartEngine!

SIGN UP ABOVE FOR OUR INVESTMENT NEWSLETTER to stay informed of all potential future investment updates.

CLICK BELOW to visit our StartEngine Reservation Page where you reserve shares in our company!

VISIT OUR RESERVATION PAGE


BLACKOUT COFFEE CO.
BE AWAKE
NOT WOKE
GET SOME COFFEE WITH VALUES!
2A
1776

DISCLAIMER

Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No Part Of The Purchase Price Can Be Received Until The Offering Statement Filed By The Company With The Sec Has Been Qualified By The Sec. Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Acceptance Given After The Date Of Qualification. An Indication Of Interest Involves No Obligation Or Commitment Of Any Kind. Reserving Shares Is Simply An Indi[illegible]. There Is No Binding Commitment For Investors That Reserve Shares In This Manner To Ultimately In[illegible]se The Shares

This is a preview for demo purposes only.

Blackout Coffee is taking reservations for a possible, upcoming round. Join the waitlist today.

Add to Watchlist

RESERVE NOW

GET A PIECE OF BLACKOUT COFFEE

Coffee for America's Warriors

Blackout Coffee Co. is an online specialty coffee roasting company known for exceptionally fresh premium coffee and for supporting traditional American values and hard-working ...

Show more

Reserve Now

This Reg A+ offering is made available through StartEngine Primary, LLC. This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.



BLACKOUT COFFEE CO.
MAKE AMERICA AWAKE AGAIN

$647,755.03 Reserved

OVERVIEW | ABOUT | UPDATES | DISCUSSION | INVESTING FAQS

REASONS TO INVEST

- Blackout Coffee has successfully completed an oversubscribed StartEngine campaign with nearly 3,400 investors. We hit our initial offering max of $1,235,000 in just 5 days after launching.
- manufacturing facility that is 7 times larger than our current facility including brand new equipment to keep up with the scale of growth we are experiencing.
- Right message in the right industry at the right moment. We're fully engaged with our politically conservative community of over 100k customers and 12K subscribers who have purchased nearly $11M of coffee.

Reserve Now

PREVIOUSLY CROWDFUNDED

$647,755.03 431

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT IS FILED AND ONLY THROUGH AN INTERMEDIARY'S PLATFORM. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM THIS LINK.

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND

UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

ABOUT

HEADQUARTERS
395 E Lincoln Ave
Labelle, FL 33935

WEBSITE
View Site

Blackout Coffee Co. is an online specialty coffee roasting company known for exceptionally fresh premium coffee and for supporting traditional American values and hard-working people all across the country. We are completely focused on quality and growth and it shows in our numbers and our passionate customer base.

TEAM



John Dos Santos
Founder, CEO & Director

An experienced executive with 20+ years of entrepreneurship, John founded Blackout Coffee Co., managing operations, production, & marketing to ensure quality & consistency in every roast, with a focus on strategically enhancing the business & brand.



Rachael Alyce Santos
Co-Founder, President and Director

Rachael manages customer relations, accounting, & administration. Her extensive experience in customer service & unwavering positivity fosters healthy growth & positive customer experiences. She is a motivating force that inspires others to succeed.



Jared Yanis
Co-Owner & Director of Partnerships

Jared, a retired law enforcement sergeant and 2nd Amendment advocate, educates others about their rights and forms partnerships with like-minded brands. He chose Blackout Coffee for its exceptional product quality and attention to detail.

ALL UPDATES

02.20.24

BIG ANNOUNCEMENT!


BIG
ANNOUNCEMENT
SOON!


start engine
BLACKOUT COFFEE CO.

We can't say anything specific at the moment, but please know that a big announcement is coming in the near future.

Stay tuned! Thank you for following the latest updates in Blackout Coffee's journey with StartEngine.

Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No Part Of The Purchase Price Can Be Received Until The Offering Statement Filed By The Company With The Sec Has Been Qualified By The Sec. Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Acceptance Given After The Date Of Qualification. An Indication Of Interest Involves No Obligation Or Commitment Of Any Kind. Reserving Shares Is Simply An Indication Of Interest. There Is No Binding Commitment For Investors That Reserve Shares In This Manner To Ultimately Invest And Purchase The Shares Reserved Of The Company, Or To Purchase Any Shares Of The Company Whatsoever.

01.30.24

Be Awake. Not Woke.


BLACKOUT COFFEE CO.
BE AWAKE
NOT WOKE
GET SOME COFFEE WITH VALUES!
MORNING REAPER
1776

Our brand is bigger than just coffee. We are a purpose-driven company that acknowledges the people and traditions that make our country great. We are known for supporting traditional American values, military, first-responders, and hard-working people all across the country.

Blackout Coffee was founded in Florida in 2018 because we were tired of giving our money to coffee companies that didn't share our values. We also felt like the

coffee that was available didn't come close to the quality and freshness that we were craving. We could see that there was a huge opportunity in the market that aligned with our own personal wishlist.

If this is the kind of company that resonates with your own values, we hope you'll consider reserving shares now. It's non-binding and there's no payment required.

We would love to have you onboard!

01.27.24

NEARLY HALF A MILLION DOLLARS!


NEARLY
HALF A MILLION
DOLLARS
RESERVED ALREADY
FROM OVER
320
PEOPLE
LIKE YOU!
BLACKOUT COFFEE CO.
MAKE
AMERICA
AWAKE
AGAIN
start engine
WWW.STARTENGINE.COM/BLACKOUTCOFFEE

As we approach another major milestone, we wanted to reach out to our more than 10,000 followers on StartEngine and make sure you're aware that we've started the process of taking reservations for shares in our company.

Our first StartEngine campaign went so quickly (we hit our initial offering max of $1,235,000 in just 5 days after launching) that we wanted to make sure everyone had a solid chance of participating in whatever may be coming next.

Please reserve shares now. It's non-binding and there's no payment required.

We would love to have you onboard!

01.26.24

AMERICAN MADE! AMERICAN VALUES!


BLACKOUT COFFEE CO.
MAKE AMERICA AWAKE AGAIN

Our customers are passionate about two things:

1. **Their country.**
2. **Their coffee.**

They like them both to be strong with no bitterness. They both deserve to be well-made and insistent on premium quality. They should both be fresh and rooted in tradition.

We feel like this is what draws people to our company and makes them want to be more involved.

If you're looking for a company on StartEngine that has a product AND values, we encourage you to reserve shares now for a potential new opportunity.

01.23.24

OVER $450K IN RESERVATIONS ALREADY!


NOW OVER
$450K
ALREADY RESERVED
BLACKOUT COFFEE CO.
MADE IN USA
MAKE AMERICA AWAKE AGAIN

When we announced that we were returning to StartEngine with a potential new opportunity, we didn't know what to expect. It turns out that you folks are still out there and still big believers in our growing American coffee company!

We want to thank everyone who has gotten us to over $450k in reservations for shares in Blackout Coffee! There's not even an active campaign at the moment and still we have so much support showing up.

This was not a process that we had available for our initial investment campaign. We feel like it's a thermometer of potential interest and it seems like the response is already hot!

If you're still considering us as a potential StartEngine opportunity, why not reserve shares now just to be at the forefront of our StartEngine activity?

It's non-binding and it will give you a little bit of time to know what it feels like to be part of our family! Reserve some shares now while you're still on the site. No payment required.

Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No Part Of The Purchase Price Can Be Received Until The Offering Statement Filed By The Company With The Sec Has Been Qualified By The Sec. Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Acceptance Given After The Date Of Qualification. An Indication Of Interest Involves No Obligation Or Commitment Of Any Kind. Reserving Shares Is Simply An Indication Of Interest. There Is No Binding Commitment For Investors That Reserve Shares In This Manner To Ultimately Invest And Purchase The Shares Reserved Of The Company, Or To Purchase Any Shares Of The Company Whatsoever.

01.22.24

NOW OVER 10K FOLLOWERS ON STARTENGINE!


MAKE AMERICA AWAKE AGAIN
NOW OVER
10,000
PEOPLE FOLLOWING US ON STARTENGINE!
BLACKOUT COFFEE CO.
start engine

We are proud to announce yet another big milestone in our StartEngine experience!

Blackout Coffee now has over 10,000 followers on StartEngine! This is a big one for us! We remember celebrating 1,000-2,000 followers when we started our first campaign in February 2023. It's hard to believe that we just hit 10,000.

This of course requires an acknowledgement of every one of you out there who have supported us during our initial campaign and are excited by the idea of a possible new opportunity in the future. We couldn't do ANY of this without you!

We've already accumulated over $440,000 in reservations as we test the waters for a new potential opportunity with StartEngine. That alone reminds us that you hard-working, coffee-loving folks are still out there.

You can still make a reservation for shares in our company. It's a great idea so you can be at the forefront of potential upcoming opportunities.

01.20.24

ANNOUNCEMENT From the Blackout CEO!


BLACKOUT COFFEE CO.
start engine
NEW OPPORTUNITY
RESERVE YOUR SHARES TODAY!

Hello, my name is John and I'm the CEO of Blackout Coffee Co.

We've had a tremendous year full of absolutely impressive growth that we will be discussing in the upcoming weeks together. As we grow, we stay committed to the core conservative American Values of Duty, Family and Rights. We are also staying fully committed to making premium coffee roasts that will intrigue your taste buds every single morning! We ship them within days of roasting so that they get to your house at the peak of freshness. We dare you to find a coffee on the store shelf that compares with this.

Today I am proud to announce that we are returning to StartEngine! If you missed out on our last campaign we would like to invite you to start off in a proactive way and make a reservation for shares in our company!

We had nearly 3,400 investors already from our previous campaign, we would love to have you reserve your spot in the Blackout family!

Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No Part Of The Purchase Price Can Be Received Until The Offering Statement Filed By The Company With The Sec Has Been Qualified By The Sec. Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Acceptance Given After The Date Of Qualification. An Indication Of Interest Involves No Obligation Or Commitment Of Any Kind. Reserving Shares Is Simply An Indication Of Interest. There Is No Binding Commitment For Investors That Reserve Shares In This Manner To Ultimately Invest And Purchase The Shares Reserved Of The Company, Or Te Purchase Any Shares Of The Company Whatsoever.

01.18.24

A SNEAK PEEK AT OUR NEW FACILITY!




BLACKOUT
EST.
2018
COFFEE CO.

Our new facility is coming together! We've been putting so much work into it and we wanted to share a few glimpses of our progress to all of you.

It's 7 times larger than our current facility! This will allow us to significantly increase our capacity and future growth (which is critical since we are growing so quickly). We have all brand new equipment for roasting and packaging and everything in between. It's going to be an amazing place to work and make America's favorite premium coffee!

If you're looking for a company with demonstrated growth, community and values - consider reserving your shares now and join us on StartEngine. We would love having you onboard.


BLACKOUT
COFFEE CO.





Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No Part Of The Purchase Price Can Be Received Until The Offering Statement Filed By The Company With The Sec Has Been Qualified By The Sec. Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Acceptance Given After The Date Of Qualification. An Indication Of Interest Involves No Obligation Or Commitment Of Any Kind. Reserving Shares Is Simply An Indication Of Interest. There Is No Binding Commitment For Investors That Reserve Shares In This Manner To Ultimately Invest And Purchase The Shares Reserved Of The Company, Or To Purchase Any Shares Of The Company Whatsoever.

01.16.24

We Do Everything In-House!


WE DO EVERYTHING
IN-HOUSE.
In other words, we roast, we bag, we grind, we flavor, we make the coffee pods, we pack and ship... everything is done in-house which allows for much higher control on production. We are really proud of this.
MAKE AMERICA AWAKE AGAIN
AWAKENING
DARK ROAST



Here's what you need to know about the Blackout Coffee process: it's all done in-house. We use specialty-grade green coffee beans. They are grown at the perfect altitude, at the correct time of year, in the best soil, and then are harvested at just the right time. Then we expertly roast them in our own facility. This distinguishes us from all the coffee companies who white label their products. We also grind our own roasts, flavor them, bag them and ship them fresh to our customers. This process is why we are consistent in providing you with a coffee that has exceptional taste! **Lots of people have never tasted premium-quality coffee before. Once they try ours, it's hard to go back to the other stuff.**

Make sure to consider reserving shares in our company. Our last campaign was a big success with nearly 3,400 investors all helping to grow our American coffee company at a tremendous rate! We would love to have you onboard!

01.15.24

Be Awake. Not Woke.


BE AWAKE
NOT WOKE
NOW AVAILABLE
ON OUR WEBSITE
BLACKOUT
COFFEE CO.
WWW.BLACKOUTCOFFEE.COM

We can see the support already coming in on our StartEngine Reservation Page! Thank you!

For anyone who is REALLY excited about us being back, we would like to point out that we now have our wildly popular Be Awake Not Woke shirts available in our store

online.

They're a perfect fit for anyone who likes their coffee as strong as their country!

After making a reservation for shares, jump over to our store and pick one up!

https://www.blackoutcoffee.com/collections/t-shirts

Blackout Coffee Co. Is Testing The Waters Under Tier 2 Of Regulation A. No Money Or Other Consideration Is Being Solicited, And If Sent In Response, Will Not Be Accepted. No Offer To Buy The Securities Can Be Accepted And No Part Of The Purchase Price Can Be Received Until The Offering Statement Filed By The Company With The Sec Has Been Qualified By The Sec. Any Such Offer May Be Withdrawn Or Revoked, Without Obligation Or Commitment Of Any Kind, At Any Time Before Notice Of Acceptance Given After The Date Of Qualification. An Indication Of Interest Involves No Obligation Or Commitment Of Any Kind. Reserving Shares Is Simply An Indication Of Interest. There Is No Binding Commitment For Investors That Reserve Shares In This Manner To Ultimately Invest And Purchase The Shares Reserved Of The Company, Or To Purchase Any Shares Of The Company Whatsoever.

Show More Updates

REWARDS

Multiple investments in an offering cannot be combined to qualify for a larger campaign perk. Get rewarded for investing more into Blackout Coffee.

JOIN THE DISCUSSION

GB

What's on your mind?

0/2500

Post

RB

Russell Burghorn
9 days ago

Start engine gives no updates on value, there appears to be no dividends and when I ask I get no response fro...

Show more

0 0

JS

Jaime Salvatierra
9 days ago

Same

0 0

Aaron babcock

a month ago

I never recieved my gift card either!

1 0

John Santos
Blackout Coffee • a month ago

Hi Aaron, please take a look at the response I gave to Nanette (the comment you responded to).

0

NANETTE PACELLI
a month ago

I never got any of my perks from the last campaign. Are we ever going to see those?

4 0

NANETTE PACELLI
a month ago

Also I never received anything with my shares listed.

0

View 3 more replies

Donald Hammond
a month ago

I'm just curious if being a shareholder has any benefits? Maybe a free pound of coffee or something? :)

1 0

John Santos
Blackout Coffee • a month ago

Hi Donald, we definitely had some perks during our previous campaign. If we do another campaign (sorry, ...
Show more

0

John Martz
a month ago

I'm not very well versed in how this works, if this goes live and BOCC goes publicly traded does our investme...
Show more

2 0

John Santos
Blackout Coffee • a month ago

Hi John, the reservation process is non-binding way to simply show early interest if a new campaign were to g...

Show more

0

View 1 more reply

AT

Allen Thompson
2 months ago

So I'm just going to hedge the basic BS disclaimer you want to give me...What are the value of our shares fro...
Show more

4 0

sb

shanon byrd
2 months ago

I'm wondering the same thing

0

View 3 more replies

BT

Bobby T
2 months ago

I am just wondering how I can see the value of my investment. What is my current return? I'm not in a ...
Show more

3 0

JS

John Santos
Blackout Coffee • 2 months ago

Hi Bobby, if a future campaign does go live in the future, it will have an updated valuation of our company. At th...
Show more

0

View 2 more replies

RM

Randal Mawhiney
2 months ago

I still haven't received information from the last time I invested . what happen to the updates ??

1 0

JS

John Santos
Blackout Coffee • 2 months ago

Hi Randal, what kind of information are you looking for specifically? Share value? Business updates?

0

BRAD KIEFER
2 months ago

When will 2023 FYE share value be posted?

3 0

Christine Smith
2 months ago

They won't answer

0

View 2 more replies

Show More Comments

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Unless indicated otherwise with respect to a particular issuer, all securities-related activity is conducted by regulated affiliates of StartEngine: StartEngine Capital, LLC, a funding portal registered **here** with the US Securities and Exchange Commission (SEC) and **here** as a member of the Financial Industry Regulatory Authority (FINRA), or StartEngine Primary, LLC, a broker-dealer registered with the SEC and **FINRA** / **SIPC** . You can review the background of our broker-dealer and our investment professionals on FINRA's BrokerCheck **here**. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary, LLC, a broker dealer registered with the SEC and FINRA. StartEngine Primary, LLC is a member of SIPC and explanatory brochures are available upon request by contacting SIPC at (202) 371-8300.

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